UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

CAPTERRA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Eighteenth Street, Suite 250, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 244-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and our subsidiaries. This Current Report contains forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements can be identified by use of words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology. The forward looking statements in this Current Report include statements regarding our future business plan, the type and number of investments we plan to make, and whether and to what extent we may engage in joint venture opportunities. These forward-looking statements are subject to risks and uncertainties including pricing in the healthcare real estate industry, the cost and availability of financing, risks associated with the healthcare industry in the United States such as reimbursements and regulatory uncertainty, as well as the Risk Factors set forth in our periodic SEC filings. These and other factors could affect our future financial condition and operating results and could cause actual results to differ materially from the forward-looking statements made in this report or elsewhere by us or on our behalf. We undertake no obligation to revise or update any forward-looking statements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 25, 2011 we entered into an Agreement for Assumption of Debt and Purchase of Assets. This Agreement transferred our interest in nine subsidiaries holding real estate assets to CDA Fund, LLC, a subsidiary of BOCO Investments, LLC, one of our shareholders, in exchange for CDA Fund, LLC assuming our Subordinated Debt facilities from BOCO Investments, LLC, GDBA Investments LLC and First Citizens Bank. The entire balance of this indebtedness was transferred in conjunction with the transaction. The total value of real estate held for sale was equal to the debt that was transferred in the amount of $7,191,821. The transaction did not result in a gain or loss on our financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011		CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer III
James W. Creamer III Chief Financial Officer